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                                                                   EXHIBIT 10.11
                                AMENDMENT NO.1
                                    TO
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
                  1992 INCENTIVE AND NONSTATUTORY OPTION PLAN

        1. Paragraph 2.1 of the Frozen Food Express Industries, Inc., 1992 Incentive and Nonstatutory Option Plan (the "Plan") is hereby amended by replacing the phrase "200,000 shares" in Paragraph 2.1 of the Plan with the phrase "1,055,555 shares ".

        2. The Plan is hereby amended by adding the following language immediately after Paragraph 9.20 thereof:

        9.21 Limitation on Grants. Notwithstanding any other provision contained
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        in the Plan, no employee of the Corporation or its subsidiaries may receive in any one year options under the Plan to acquire in excess of 100,000 (the "Annual Limit") shares of Stock; provided, however, that the Annual Limit shall be increased or decreased form time to time in such manner and at such time as the maximum number of shares of Stock available for the Plan (as provided in Paragraph 2.1 of the Plan) are increased or decreased.

        This amendment No. 1 shall become effective as of February 4, 1994, if the Plan, as amended hereby, is approved by the affirmative vote of the holders of the majority of the shares of Common Stock of Frozen Food Express Industries, Inc., at its April 28, 1994, meeting of shareholders.